Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Third-Quarter 2025 Financial Results

News Summary
▪Third-quarter revenue was $13.7 billion, up 3% year-over-year (YoY).
▪Third-quarter earnings (loss) per share (EPS) attributable to Intel was $0.90; non-GAAP EPS attributable to Intel was $0.23.
▪Forecasting fourth-quarter 2025 revenue of $12.8 billion to $13.8 billion; expecting fourth-quarter EPS attributable to Intel of $(0.14) and non-GAAP EPS attributable to Intel of $0.08. Intel's guidance excludes Altera, following the sale of a majority ownership interest completed in the third quarter of 2025.

SANTA CLARA, Calif., October 23, 2025 – Intel Corporation today reported third-quarter 2025 financial results.
“Our Q3 results reflect improved execution and steady progress against our strategic priorities,” said Lip-Bu Tan, Intel CEO. "AI is accelerating demand for compute and creating attractive opportunities across our portfolio, including our core x86 platforms, new efforts in purpose-built ASICs and accelerators, and foundry services. Intel’s industry-leading CPUs and ecosystem, along with our unique U.S.-based leading-edge logic manufacturing and R&D, position us well to capitalize on these trends over time.”

“We took meaningful steps this quarter to strengthen our balance sheet, including accelerated funding from the U.S. Government and investments by NVIDIA and SoftBank Group that increase our operational flexibility and demonstrate the critical role we play in the ecosystem,” said David Zinsner, Intel CFO. “Our stronger than expected Q3 results mark our fourth consecutive quarter of improved execution and reflect the underlying strength of our core markets. Current demand is outpacing supply, a trend we expect will persist into 2026.”

Q3 2025 Financial Results

	GAAP			Non-GAAP
	Q3 2025	Q3 2024	vs. Q3 2024	Q3 2025	Q3 2024	vs. Q3 2024
Revenue ($B)	$13.7	$13.3	up 3%
Gross margin	38.2%	15.0%	up 23.2 ppts	40.0%	18.0%	up 22 ppts
R&D and MG&A ($B)	$4.4	$5.4	down 20%	$3.9	$4.8	down 17%
Operating margin (loss)	5.0%	(68.2)%	up 73.2 ppts	11.2%	(17.8)%	up 29 ppts
Tax rate	6.6%	(87.0)%	up 93.6 ppts	12.0%	13.0%	down 1 ppt
Net income (loss) attributable to Intel ($B)	$4.1	$(16.6)	up 124%	$1.0	$(2.0)	*n/m
Earnings (loss) per share attributable to Intel—diluted	$0.90	$(3.88)	up 123%	$0.23	$(0.46)	*n/m
Full reconciliations between GAAP and non-GAAP measures are provided below.
*Not meaningful
In the third quarter, the company generated $2.5 billion in cash from operations.
The financial results presented in this release are preliminary and unaudited, and may be revised based on consultation with the staff of the SEC, as discussed below under “Accounting for U.S. Government Transactions.”

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Business Unit Summary
In the first quarter of 2025, the company made an organizational change to integrate the Network and Edge Group (NEX) into CCG and DCAI and modified Intel's segment reporting to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way Intel's chief operating decision maker internally receives information and manages and monitors the company's operating segment performance. Effective September 12, 2025, Altera, previously a wholly owned subsidiary, was deconsolidated from Intel's consolidated financial statements following the closing of the sale of 51% of Altera's issued and outstanding common stock. Altera's financial results of operations were included in Intel's consolidated financial results and its "all other" business unit category for all periods presented through September 11, 2025. There are no changes to Intel's consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q3 2025[1]	vs. Q3 2024
Intel Products:
Client Computing Group (CCG)	$8.5 billion	up	5%
Data Center and AI (DCAI)	$4.1 billion	down	1%
Total Intel Products revenue	$12.7 billion	up	3%
Intel Foundry	$4.2 billion	down	2%
All other	$1.0 billion	up	3%
Intersegment eliminations	$(4.2) billion
Total net revenue	$13.7 billion	up	3%
[1] Operating segment revenues include intersegment transactions and are presented as actual and rounded; as a result, totals may not sum.
Business Highlights
▪Intel and the Trump Administration announced an agreement to support the continued expansion of American technology and manufacturing leadership through $8.9 billion in funding from the U.S. Government. During the quarter, Intel received $5.7 billion from the U.S. Government.
▪Intel and NVIDIA announced a collaboration to jointly develop multiple generations of custom data center and PC products across hyperscale, enterprise and consumer markets. The collaboration will integrate the strengths of Intel's leading CPU technologies and x86 ecosystem with NVIDIA’s AI and accelerated computing platforms using NVIDIA NVLink.
▪NVIDIA also agreed to invest $5.0 billion in Intel common stock.
▪SoftBank Group made a $2.0 billion investment in Intel common stock, reflecting its belief that Intel will play a critical role in expanding advanced semiconductor manufacturing and supply in the United States.
▪Intel unveiled the architecture of its Intel® Core™ Ultra series 3 processors (code-named Panther Lake), the first client SoCs built on Intel 18A technology. Additionally, Intel advanced its relationship with Microsoft through a collaboration with Windows ML and the integration of Intel vPro® manageability with Microsoft Intune.
▪The company provided a first look at Intel® Xeon® 6+ (code-named Clearwater Forest), Intel’s next-gen server product on Intel 18A, showing significant power and performance gains. It also announced details of a new inference-optimized GPU code-named Crescent Island for token clouds and enterprise-level inference.
▪Fab 52, Intel's fifth high-volume fab at its Ocotillo campus in Chandler, Arizona, became fully operational. This facility manufactures Intel 18A wafers, the most advanced logic wafers developed and produced in the United States, and is part of the more than $100 billion Intel is investing to expand its domestic operations.
▪Intel received $5.2 billion with the completion of the Altera transaction and a stake sale of Mobileye.

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Business Outlook
Intel's guidance for the fourth quarter of 2025 includes both GAAP and non-GAAP estimates as follows:

Q4 2025	GAAP	Non-GAAP
Revenue	$12.8-13.8 billion
Gross margin	34.5%	36.5%
Tax Rate	476%	12%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.14)	$0.08

Effective September 12, 2025, Altera, previously a wholly owned subsidiary, was deconsolidated from Intel's consolidated financial statements following the closing of the sale of 51% of Altera's issued and outstanding common stock. As a result, fourth quarter guidance excludes the results of Altera.

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its third quarter of 2025. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Accounting for U.S. Government Transactions
Intel's transactions with the U.S. Government during the third quarter of 2025, including the equity issuances and the amendment to the commercial CHIPS Act agreement, are complex. There is limited precedent for the accounting treatment of such transactions. While Intel believes it has selected the appropriate accounting approach for these transactions in the third quarter 2025 financial results reported in this release, there are other potential approaches that, if applied, would result in materially different financial results for the quarter. Given the complexity associated with these transactions, Intel recently initiated a consultation with the staff of the SEC to seek confirmation that they do not disagree with the accounting treatment. Due to the current U.S. Government shutdown, Intel has been unable to conclude its consultation with the staff of the SEC. If the staff of the SEC were to have a different view of the appropriate accounting treatment of these transactions, Intel may revise its third quarter 2025 financial results, including the recognition of additional costs or losses, and any such revisions could be material.

For a description of the transactions with the U.S. Government entered into during the third quarter of 2025, see our Current Reports on Form 8-K filed with the SEC on August 25, 2025 and August 29, 2025.

Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom;
▪projections of our future financial performance, including future revenue, gross profits, capital expenditures, and cash flows;
▪projected costs and yield trends;

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▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
▪investment plans and impacts of investment plans, including in the US and abroad;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;
▪our anticipated growth, future market share, customer demand, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
▪expectations regarding government funding, incentives, policies, and priorities;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪implementing new business strategies and investing in new businesses and technologies;
▪changes in demand for our products;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;

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▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain, and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our significantly reduced return of capital in recent years;
▪US Government ownership of significant equity interests in the company;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and
▪other risks and uncertainties described in this release, our 2024 Form 10-K, our Q1 2025 Form 10-Q, our Q2 2025 Form 10-Q, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) designs and manufactures advanced semiconductors that connect and power the modern world. Every day, our engineers create new technologies that enhance and shape the future of computing to enable new possibilities for every customer we serve. Learn more at intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Operations and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 27, 2025	Sep 28, 2024
Net revenue	$13,653	$13,284
Cost of sales	8,435	11,287
Gross profit	5,218	1,997
Research and development	3,231	4,049
Marketing, general, and administrative	1,129	1,383
Restructuring and other charges	175	5,622
Operating expenses	4,535	11,054
Operating income (loss)	683	(9,057)
Gains (losses) on equity investments, net	221	(159)
Interest and other, net	3,670	130
Income (loss) before taxes	4,574	(9,086)
Provision for (benefit from) taxes	304	7,903
Net income (loss)	4,270	(16,989)
Less: net income (loss) attributable to non-controlling interests	207	(350)
Net income (loss) attributable to Intel	$4,063	$(16,639)
Earnings (loss) per share attributable to Intel—basic	$0.90	$(3.88)
Earnings (loss) per share attributable to Intel—diluted	$0.90	$(3.88)

Weighted average shares of common stock outstanding:
Basic	4,514	4,292
Diluted	4,531	4,292

Other information:
(In Thousands; Unaudited)	Sep 27, 2025	Jun 28, 2025	Sep 28, 2024
Employees
Intel[1]	83.3	96.4	115.0
Mobileye and other subsidiaries	5.1	5.0	5.4
NAND[2]	—	—	3.7
Total Intel	88.4	101.4	124.1

[1] Altera, previously a wholly owned subsidiary, was deconsolidated following the sale of 51% of its common stock on September 12, 2025. As a result, approximately 3.3 thousand Altera employees are excluded from Intel’s employee count as of September 27, 2025.

[2] Employees of the NAND memory business, which we divested to SK hynix upon the first closing on Dec. 29, 2021, and fully deconsolidated in Q1 2022. Employees are excluded from Intel's total employee count following the completion of the second closing of the divestiture on March 27, 2025.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Sep 27, 2025	Dec 28, 2024
Assets
Current assets:
Cash and cash equivalents	$11,141	$8,249
Short-term investments	19,794	13,813
Accounts receivable, net	3,202	3,478
Inventories
Raw materials	1,135	1,344
Work in process	6,751	7,432
Finished goods	3,603	3,422
	11,489	12,198
Other current assets	6,105	9,586
Total current assets	51,731	47,324

Property, plant, and equipment, net	105,047	107,919
Equity investments	8,667	5,383
Goodwill	23,912	24,693
Identified intangible assets, net	2,877	3,691
Other long-term assets	12,280	7,475
Total assets	$204,514	$196,485

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	10,268	12,556
Accrued compensation and benefits	3,756	3,343
Short-term debt	2,496	3,729
Income taxes payable	825	1,756
Other accrued liabilities	14,952	14,282
Total current liabilities	32,297	35,666

Debt	44,057	46,282
Other long-term liabilities	11,430	9,505
Stockholders' equity:
Common stock and capital in excess of par value, 4,766 issued and outstanding (4,330 issued and outstanding as of December 28, 2024)	56,755	50,949
Accumulated other comprehensive income (loss)	19	(711)
Retained earnings	49,602	49,032
Total Intel stockholders' equity	106,376	99,270
Non-controlling interests	10,354	5,762
Total stockholders' equity	116,730	105,032
Total liabilities and stockholders' equity	$204,514	$196,485

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Nine Months Ended
(In Millions; Unaudited)	Sep 27, 2025	Sep 28, 2024

Cash and cash equivalents, beginning of period	$8,249	$7,079
Cash flows provided by (used for) operating activities:
Net income (loss)	359	(19,080)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,971	7,651
Share-based compensation	1,896	2,759
Restructuring and other charges	372	3,626
Amortization of intangibles	708	1,081
(Gains) losses on equity investments, net	(611)	75
Mark-to-market (gains) losses on obligation to issue Escrowed Shares[1]	1,687	—
(Gains) losses on divestitures	(5,355)	—
Deferred taxes	123	6,368
Impairments and net (gain) loss on retirement of property, plant, and equipment	465	2,290
Changes in assets and liabilities:
Accounts receivable	162	282
Inventories	(9)	(969)
Accounts payable	(281)	566
Accrued compensation and benefits	541	1,384
Income taxes	(1,196)	(930)
Other assets and liabilities	(1,423)	20
Total adjustments	5,050	24,203
Net cash provided by (used for) operating activities	5,409	5,123
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(11,158)	(18,110)
Proceeds from capital-related government incentives	1,018	725
Purchases of short-term investments	(16,401)	(31,519)
Maturities and sales of short-term investments	10,964	34,268
Sales of equity investments	642	503
Proceeds from divestitures	6,186	—
Other investing	494	(359)
Net cash provided by (used for) investing activities	(8,255)	(14,492)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	3,493	7,349
Repayment of commercial paper	(3,493)	(7,349)
Partner contributions	3,652	12,278
Proceeds from sales of subsidiary shares	922	—
Additions to property, plant, and equipment	(2,493)	(741)
Issuance of long-term debt, net of issuance costs	—	2,975
Repayment of debt	(3,750)	(2,288)
Proceeds from sales of common stock through employee equity incentive plans	777	986
Net proceeds from sale of common stock and warrants	3,737	—
Proceeds for obligation to issue Escrowed Shares[1]	3,945	—
Payment of dividends to stockholders	—	(1,599)
Other financing	(1,052)	(536)
Net cash provided by (used for) financing activities	5,738	11,075
Net increase (decrease) in cash and cash equivalents	2,892	1,706
Cash and cash equivalents, end of period	$11,141	$8,785

1Escrowed Shares refer to shares of Intel common stock held in escrow to be released to the U.S. Department of Commerce (DOC) as we perform and receive cash proceeds in connection with our CHIPS Act Secure Enclave agreement with the U.S. Government.

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Sep 27, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,535	$4,117	$12,652	$4,235	$993	$—	$(4,227)	$13,653
Cost of sales and operating expenses	5,841	3,153	8,994	6,556	893	782	(4,255)	12,970
Operating income (loss)	$2,694	$964	$3,658	$(2,321)	$100	$(782)	$28	$683

	Three Months Ended
(In Millions; Unaudited)	Sep 28, 2024
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,161	$4,141	$12,302	$4,339	$964	$—	$(4,321)	$13,284
Cost of sales and operating expenses	5,224	3,760	8,984	10,138	959	6,502	(4,242)	22,341
Operating income (loss)	$2,937	$381	$3,318	$(5,799)	$5	$(6,502)	$(79)	$(9,057)
1The "all other" category includes the results of operations from other non-reportable segments, including our Mobileye businesses, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses, including Altera, which we divested on September 12, 2025. Altera's results were included within "all other" for all periods presented through September 11, 2025.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests effects. Income tax effects are calculated using a fixed long-term projected tax rate. For 2025 and 2024, we determined the projected non-GAAP tax rate to be 12% and 13%, respectively. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and marketing, general and administrative expenses in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans. Charges related to shared-based compensation are recorded within cost of sales, research and development, and marketing, general and administrative.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. Q3 2025 primarily includes charges associated with the 2025 Restructuring Plan primarily comprised of cash-based employee severance and benefit arrangements. Q3 2024 primarily includes charges associated with the 2024 Restructuring Plan primarily comprised of cash-based employee severance and benefit arrangements, and cash and non-cash charges related to real estate exits and consolidations, as well as non-cash construction in progress asset impairments resulting from business exit activities. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. Q3 2024 includes noncash charges resulting from the impairment of goodwill and certain acquired intangible assets.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestitures	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing, as a component of interest and other, net. Q3 2025 includes a gain on the sale of our Altera business. Q3 2024 includes a portion of the initial closing consideration that was deferred and recognized between the first and second closing of the sale of our NAND memory business.
We exclude non-operating gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses from mark-to-market of Escrowed Shares	(Gains) losses on mark-to-market of Escrowed Shares is a component of interest and other, net and relates to the changes in fair value of Escrowed Shares released during the period and held as of Q3 2025 resulting from the Escrowed Shares derivative liability recognized in connection with the Warrant and Common Stock Agreement with the US Government.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflect how management evaluates the core operations of the business.
Deferred tax assets valuation allowances	Deferred tax assets valuation allowances relate to a discreet non-cash charge recognized in Q3 2024 related to a valuation allowance established against
our US deferred tax assets due to a historical
cumulative loss for GAAP purposes.
We excluded the discreet valuation allowance when calculating certain non-GAAP measures as there is no such historical cumulative loss on a non-GAAP basis; and because of the size of the charge, the adjustment facilitates a useful evaluation of our core operating performance and comparisons to our past operating results.

Adjusted free cash flow
We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions, and (2) payments on finance leases.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

Intel/Page 12

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

Intel/Page 13
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 27, 2025	Sep 28, 2024
GAAP gross profit	$5,218	$1,997
Acquisition-related adjustments	101	224
Share-based compensation	137	172
Non-GAAP gross profit	$5,456	$2,393
GAAP gross margin percentage	38.2%	15.0%
Acquisition-related adjustments	0.7%	1.7%
Share-based compensation	1.0%	1.3%
Non-GAAP gross margin percentage	40.0%	18.0%
GAAP R&D and MG&A	$4,360	$5,432
Acquisition-related adjustments	(17)	(42)
Share-based compensation	(411)	(628)
Non-GAAP R&D and MG&A	$3,932	$4,762
GAAP operating income (loss)	$683	$(9,057)
Acquisition-related adjustments	118	266
Share-based compensation	548	800
Restructuring and other charges	175	5,622
Non-GAAP operating income (loss)	$1,524	$(2,369)
GAAP operating margin (loss)	5.0%	(68.2)%
Acquisition-related adjustments	0.9%	2.0%
Share-based compensation	4.0%	6.0%
Restructuring and other charges	1.3%	42.3%
Non-GAAP operating margin (loss)	11.2%	(17.8)%
GAAP tax rate	6.6%	(87.0)%
Deferred tax assets valuation allowance	—%	121.0%
Income tax effects	5.4%	(21.0)%
Non-GAAP tax rate	12.0%	13.0%
GAAP net income (loss) attributable to Intel	$4,063	$(16,639)
Acquisition-related adjustments	118	266
Share-based compensation	548	800
Restructuring and other charges	175	5,622
(Gains) losses on equity investments, net	(221)	159
(Gains) losses from divestiture	(5,452)	(39)
(Gains) losses from mark-to-market of Escrowed Shares	1,687	—
Adjustments attributable to non-controlling interest	(27)	(344)
Deferred tax assets valuation allowances	—	9,925
Income tax effects	132	(1,726)
Non-GAAP net income (loss) attributable to Intel	$1,023	$(1,976)

Intel/Page 14

GAAP earnings (loss) per share attributable to Intel—diluted	$0.90	$(3.88)
Acquisition-related adjustments	0.03	0.06
Share-based compensation	0.12	0.19
Restructuring and other charges	0.04	1.31
(Gains) losses on equity investments, net	(0.05)	0.04
(Gains) losses from divestiture	(1.20)	(0.01)
(Gains) losses from mark-to-market of Escrowed Shares	0.37	—
Adjustments attributable to non-controlling interest	(0.01)	(0.08)
Deferred tax assets valuation allowance	—	2.31
Income tax effects	0.03	(0.40)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.23	$(0.46)
GAAP net cash provided by (used for) operating activities	$2,546	$4,054
Additions to property, plant, and equipment (gross capital expenditures)	(2,956)	(7,199)
Proceeds from capital-related government incentives	54	26
Partner contributions, net	1,346	417
Net purchase of property, plant, and equipment (net capital expenditures)	(1,556)	(6,756)
Payments on finance leases	(94)	—
Adjusted free cash flow	$896	$(2,702)
GAAP net cash provided by (used for) investing activities	$(6,250)	$(2,764)
GAAP net cash provided by (used for) financing activities	$5,152	$(3,792)

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q4 2025 Outlook[1]
Approximately
GAAP gross margin percentage	34.5%
Acquisition-related adjustments	0.8%
Share-based compensation	1.2%
Non-GAAP gross margin percentage	36.5%

GAAP tax rate	476%
Income tax effects	(464)%
Non-GAAP tax rate	12%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.14)
Acquisition-related adjustments	0.02
Share-based compensation	0.11
Restructuring and other charges	0.03
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.07
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.08

1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions; Unaudited)	Full-Year 2026
Approximately

GAAP operating expenses	$19.0
Acquisition-related adjustments	(0.1)
Share-based compensation	(2.9)
Restructuring and other charges	—
Non-GAAP operating expenses	$16.0

Contacts:

Investor Relations
investor.relations@intel.com

Sophie Metzger
Media Relations
sophie.metzger@intel.com